                                                                    EXHIBIT 10.2


                            ASSET PURCHASE AGREEMENT
                            ------------------------

          THIS ASSET PURCHASE AGREEMENT is made and entered into this 20th day of May, 2000 by and among COUNTRY GAS CO., an Illinois corporation (hereinafter referred to as "SELLER"), LEONARD PETERSOHN, ARLENE PETERSOHN, the EUGENE N. GARRISON REVOCABLE TRUST, u/t/d September 9, 1999 and the BETTY J. GARRISON REVOCABLE TRUST, u/t/d September 9, 1999 (hereinafter referred to as the "Shareholders"), EUGENE N. GARRISON and BETTY J. GARRISON, and Inergy Partners, LLC, a Delaware limited liability company (hereinafter referred to as "BUYER").

                                    RECITALS
                                    --------

          A. SELLER desires to sell to BUYER substantially all of the assets of SELLER related to SELLER's business upon the terms and conditions hereinafter set forth; and

          B. BUYER desires to acquire such assets from SELLER upon the terms and conditions hereinafter set forth.

                                   AGREEMENT
                                   ---------

          In consideration of the above premises, the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                             ARTICLE 1. DEFINITIONS
                             ----------------------

          In addition to terms defined elsewhere in this Agreement, the following terms shall have the meanings assigned to them herein, unless the context otherwise dictates, both for purposes of this Agreement and all Schedules and Exhibits hereto:

          "Accounts Receivable" shall have the meaning set forth in Section 3.1(c).

          "Adverse Effect" shall mean a single event, occurrence or fact or related series of events, occurrences or facts having an adverse effect on the Assets, Business, operations, prospects or financial condition of the Business.

          "Affiliate" shall mean "affiliate" and "associate" as such terms are defined in Rule 405 of the Securities Act of 1933.

          "Agreement" or "this Agreement" shall mean this Asset Purchase Agreement, as amended from time to time by the parties hereto, together with all Schedules and Exhibits hereto.

          "Assets" shall mean the entire right, title and interest in and to all of the assets and properties described on Schedule 2.1 hereto, which Schedule
                                          ------------               --------
2.1 specifies the assets and properties that are owned by SELLER.  It is the
---
parties' intent that BUYER acquire all of the assets and properties owned or used by SELLER in connection with or arising out of the Business of SELLER of every type and description, tangible and intangible, wherever located and whether or not reflected on the books and records of SELLER, but in no event is BUYER acquiring the Excluded Assets.

          "Assumed Contracts" shall mean the Contracts and Other Agreements set forth on Schedules 2.1B, 2.1D and Part A of Schedule 2.1F and those of the type
         --------------  ----     ------    -------------
described on Part B of Schedule 2.1F that do not violate any other provisions of
             ------    -------------
this Agreement.

          "Balance Sheet" shall mean the balance sheet of Country Gas Co. dated May 31, 1999.

          "Balance Sheet Date" shall mean the date of the Balance Sheet.

          "Benefit Plans" shall have the meaning set forth in Section 6.18 hereof.

          "Business" shall mean the business of (i) marketing and distributing propane gas; and (ii) selling, servicing and installing parts, appliances and supplies related thereto on a retail basis.

          "Claim Notice" shall have the meaning set forth in Section 12.4 hereof.

          "Closing" shall mean the transfer by SELLER to BUYER of SELLER's Assets and by BUYER to SELLER of the consideration set forth herein and the consummation of the transactions contemplated by this Agreement.

          "Closing Date" shall be the time of the Closing established pursuant to Section 4.1 hereof.

          "Code" shall mean the Internal Revenue Code of 1986, as amended.

          "Contracts and Other Agreements" shall mean all contracts, agreements, understandings, indentures, notes, bonds, loans, instruments, leases, subleases, mortgages, franchises, licenses, commitments or binding arrangements, express or implied, oral or written, whether or not enforceable.

          "Country Enterprises" shall mean Country Enterprises, an Illinois general partnership of which Leonard Petersohn, Arlene Petersohn and the Garrison Revocable Living Trust are the partners.

          "Cut-Off Date" shall have the meaning set forth in Section 15.1 hereof.

          "Damages" shall have the meaning set forth in Section 12.1 hereof.

          "Documents and Other Papers" shall mean and include any document, agreement, instrument, certificate, notice, consent, affidavit, letter, telegram, telex, statement, file, computer disk, microfiche or other document in electronic format, schedule, exhibit or any other paper whatsoever.

          "ERISA" shall have the meaning set forth in Section 6.18 hereof.

          "Excluded Assets" shall have the meaning set forth in Section 2.2 hereof.

          "Facility" shall have the meaning set forth in Section 6.21 hereof.

          "GAAP" shall mean generally accepted accounting principles consistently applied.

          "Hazardous Substances" shall have the meaning set forth in Section
6.21 hereof.

          "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

          "Indemnified Party" shall have the meaning set forth in Section 12.4 hereof.

          "Indemnifying Party" shall have the meaning set forth in Section 12.4 hereof.

          "Knowledge" shall encompass all facts and information which are either within the actual knowledge of a person or that should have been known to such person in the exercise of reasonable care and after due inquiry.

          "Lien" shall mean any lien, pledge, claim, charge, security interest or encumbrance of any nature whatsoever.

          "Liabilities" shall have the meaning set forth in Section 4.2(b) hereof.

          "Material Adverse Effect" shall mean with respect to the consequences of any fact or circumstance (including the occurrence or non-occurrence of any event) to SELLER, that such fact or circumstance has caused, is causing or will cause, directly, indirectly or consequentially, singly or in the aggregate with other facts and circumstances, any Damages in excess of One Hundred Thousand Dollars ($100,000); provided that the foregoing shall not include the consequences of any fact or circumstance attributable to (i) factors generally affecting the industry in which the Business of SELLER operates, (ii) general national, regional or local economic or financial conditions, or (iii) changes in governmental or legislative laws, rules or regulations.


          "Material Contract" shall mean and involve any Contracts and Other Agreements, if it involves, relates to or affects the Business or the Assets or both and if any one or more of the following applies: (i) it involves, or may reasonably be expected to involve, the payment or receipt of Ten Thousand Dollars ($10,000) or more (whether in cash or in goods or services of an equivalent value) over its term, including renewal options, or Five Thousand Dollars ($5,000) during any one year or (ii) it imposes restrictions on the conduct of the Business, or (iii) it was not made in the ordinary and usual course of the Business consistent with past practice, or (iv) it is a continuing contract for the purchase, sale or distribution of materials, supplies, equipment, products or services, or (v) it burdens, benefits, or imposes liabilities upon, or otherwise with respect to, any real property owned or leased by SELLER, or (vi) it is not cancelable on notice of not longer than thirty (30) days and without liability, penalty or premium, or (vii) the present or prospective Business is dependent upon it, or (viii) it involves the future purchase of propane at a fixed price.

          "Noncompetition Agreements" shall have the meaning set forth in
Section 3.2 hereof.

          "Notice Period" shall have the meaning set forth in Section 12.4 hereof.

          "Organizational Documents" of an entity shall mean, if a corporation, its articles of incorporation or certificate of incorporation, as the case may be, and Bylaws, and if a limited liability company, its certificate of formation and limited liability company agreement, and any other documents, agreements or instruments relating to the creation, formation, organization, governance or ownership of such entity.

          "Parts and Appliances Inventory" shall have the meaning set forth in
Section 3.1(b) hereof.

          "Permitted Encumbrances" shall have the meaning set forth in Section
6.10 hereof.

          "Person" means a natural person, partnership, limited partnership, corporation, limited liability company, trust, government, government agency and any other legal entity.

          "Preferred Interest" shall have the meaning set forth in the amendment to the limited liability company agreement of BUYER referred to in Section 11.4 hereof.

          "Propane Inventory" shall have the meaning set forth in Section 3.1(a) hereof.

          "Purchase Price" shall have the meaning set forth in Section 3.1 hereof.

          "Real Property" shall have the meaning set forth in Section 6.10 hereof.

          "Release" shall have the meaning set forth in Section 6.22 hereof.

          "Retained Liabilities" shall have the meaning set forth in Article 5 hereof.

          "Supplemental Information" shall have the meaning set forth in Section
9.11 hereof.

                     ARTICLE 2. PURCHASE AND SALE OF ASSETS
                     --------------------------------------

          2.1  Assets.  Subject to the terms and conditions hereof and
               ------
subject to the representations and warranties made herein and except as otherwise provided in Section 2.2, at the Closing SELLER shall validly sell, assign, transfer, grant, bargain, deliver and convey to BUYER (or to one or more of its designees) the Assets.

          2.2  Excluded Assets.  Anything in Section 2.1 to the contrary
               ---------------
notwithstanding, the assets listed or described on Schedule 2.2 shall not be
                                                   ------------
transferred to BUYER (the "Excluded Assets").

          2.3  Non-Assignable Contracts.  This Agreement and any document
               ------------------------
delivered hereunder shall not constitute an assignment or an attempted assignment by SELLER of any right contemplated to be assigned to BUYER hereunder:

               (a) Which is not assignable by SELLER without the consent of a third party if such consent has not been obtained and such assignment or attempted assignment would constitute a breach thereof; or

                (b) If the remedies for the enforcement or any other particular provisions thereof available to SELLER would not pass to BUYER.

SELLER shall use all efforts to obtain such consents of third parties as may be necessary for the assignment of such right by SELLER. To the extent that such right of SELLER is not assignable or where consents to the assignment thereof cannot be obtained as herein provided, SELLER shall, at the Closing, assign to BUYER the full benefit thereof (which shall be deemed to be Assets) and, at BUYER's option, either (i) grant to BUYER an irrevocable power of attorney to perform SELLER's covenants and obligations under such rights in respect of the period after the Closing Date, and to enforce SELLER's rights thereunder in the name of SELLER but for the benefit of BUYER, or (ii) continue to perform its covenants and obligations under such rights and SELLER shall take or cause to be taken such action in its name or otherwise as BUYER may require so as to provide BUYER with the benefits thereof and to effect collection of money or other consideration to become due and payable under such items and SELLER shall promptly pay over to BUYER money received by SELLER in respect of all of the foregoing items.

                           ARTICLE 3. PURCHASE PRICE
                           -------------------------

          3.1  Aggregate Purchase Price.  The aggregate purchase price (the
               ------------------------
"Purchase Price") for the Assets and the Noncompetition Agreements is Seventeen Million Thirty-six Thousand Dollars ($17,036,000), plus an amount equal to the sum of the following:

              (a) The inventory of propane gas (i) located in SELLER's bulk storage tanks and bobtails on the Closing Date and useable and saleable in the ordinary course of the Business of SELLER, the amount of such inventory to be based upon a reading from the sight gauge located on such bulk storage tanks and bobtails taken jointly by a representative of BUYER and a representative of SELLER on or as soon after the Closing Date as practicable, but in any event within five (5) days after the Closing Date, and priced based upon the lowest wholesale delivered price at which SELLER could purchase propane on the Closing Date and (ii) owned by SELLER and stored in third party storage facilities, and priced based upon the lower of actual cost or market price at such storage facility (the "Propane Inventory");

              (b) The inventory of parts and appliances of SELLER on the Closing Date usable and saleable in the ordinary course of the Business of SELLER, with the amount of such inventory to be based upon a physical inventory taken jointly by a representative of BUYER and a representative of SELLER on or as soon after the Closing Date as practicable, but in any event within thirty (30) days after the Closing

       Date, and priced based upon the average cost method for inventory regularly employed by SELLER in its inventory accounting practices (the "Parts and Appliances Inventory");

              (c) Accounts receivable arising from the Business of SELLER and owned by SELLER as of the Closing Date that are actually collected within one hundred twenty (120) days following the Closing Date (the "Accounts Receivable");

              (d) The capital expenditures set forth in Schedule 3.1(d) at the
                                                        ---------------
       total amount shown therein (the "Capital Expenditures");

              (e) The amount of SELLER's propane deposits on account with suppliers on the Closing Date on all of SELLER's outstanding contracts for the purchase of propane at a fixed price (the "Propane Deposits"); and

            the Purchase Price shall be decreased by an amount equal to the following:

              (y) An amount equal to the sum of the customer deposits held by SELLER on the Closing Date as determined from the books and records of SELLER on the Closing Date (the "Customer Deposits"); and

              (z) An amount equal to the accrued but unused vacation time and sick pay to which employees hired by BUYER will be entitled as of the Closing Date determined in accordance with Section 9.15(a) below, but only with respect to any employee of SELLER who is employed by BUYER but whose employment with BUYER is terminated prior to August 1, 2000 for any reason whatsoever.

          3.2 Noncompete Payments. At the Closing on the Closing Date, SELLER,
              -------------------
each of the Shareholders, Eugene Garrison and Betty Garrison will enter into a noncompetition agreement with BUYER in the form of Exhibit A attached hereto
                                                   ---------
(the "Noncompetition Agreements"), pursuant to which SELLER, the Shareholders, Eugene Garrison and Betty Garrison will receive a total of $96,000 in consideration for such noncompetition agreements. SELLER, the Shareholders, Eugene Garrison and Betty Garrison each hereby agree that such $96,000 is included in the Purchase Price and will be paid as set forth in such Noncompetition Agreements.

          3.3 Allocation of Purchase Price. The parties agree to allocate the
              ----------------------------
Purchase Price to the Assets and the Noncompetition Agreements in the manner provided on Schedule 3.3 hereto.
            ------------

                               ARTICLE 4. CLOSING
                               ------------------

          4.1 Closing Date. The Closing shall take place at such place and time
              ------------
as established by BUYER upon at least three (3) business days advance notice to SELLER, but in no event later than May 31, 2000, unless the parties agree to a later date (such time of Closing is herein called the "Closing Date").

          4.2 Transfer of Assets. At the Closing:
              ------------------

     (a) SELLER shall sell, transfer, assign, grant, bargain, deliver and convey to BUYER (or one or more of its designees) all right, title and interest in and to SELLER's Assets, free and clear of any and all Liens. The transactions contemplated by this Section 4.2(a) shall be effected or evidenced by delivery by SELLER to BUYER of bills of sale, assignments and other documents of transfer acceptable in form and substance to BUYER.

     (b) BUYER shall assume the liabilities of SELLER under the Assumed Contracts to which SELLER is a party and such other liabilities of SELLER as BUYER may agree in writing to assume prior to the Closing (collectively, the "Liabilities"). Such assumption of the Liabilities shall be effected or evidenced by delivery by BUYER to SELLER of an appropriate written instrument or instruments of assumption and indemnification acceptable in form and substance to SELLER.

          4.3 Payment of the Purchase Price. Subject to the terms and conditions
              -----------------------------
of this Agreement, BUYER shall pay the Purchase Price, as determined pursuant to
Section 3.1 above, as follows:

     (a) At the Closing, delivering to SELLER, cash in the aggregate amount of Seven Million Nine Hundred Forty Thousand Dollars ($7,940,000), plus an amount equal to the Capital Expenditures as determined pursuant to Section 3.1(d) above, and minus an amount equal to the Customer Deposits as determined pursuant to Section 3.1(y) above;

     (b) At the Closing, delivering to SELLER, a Preferred Interest in BUYER with an initial capital account balance equal, in the aggregate, to Nine Million Dollars ($9,000,000);

     (c) At the Closing, delivering to SELLER, the Shareholders, Eugene Garrison and Betty Garrison cash in an aggregate amount of Sixty Thousand Dollars ($60,000) as set forth in the Noncompetition Agreements, and delivering to Leonard Petersohn the remaining Thirty-six Thousand Dollars ($36,000) in noncompete payments at the times and in the amounts set forth in his Noncompetition Agreement;

     (d) At the Closing, assuming the Liabilities and only the Liabilities;

     (e) Thirty (30) days after the Closing, delivering to SELLER, a check in an amount equal to the sum of (i) the Accounts Receivable of SELLER actually collected within the thirty (30) days following the Closing Date, (ii) the Propane Inventory of SELLER as determined pursuant to Section 3.1(a) above,
(iii) the Parts and Appliances Inventory of SELLER as determined pursuant to
Section 3.1(b) above, and (iv) the Propane Deposits as determined pursuant to
Section 3.1(e) above, less any amounts paid by BUYER during the thirty (30) days following the Closing Date for amounts owing to employees under Section 3.1(z) hereof;

     (f) Sixty (60) days after the Closing, delivering to SELLER, a check in an amount equal to the Accounts Receivable of SELLER actually collected between thirty (30) and sixty (60) days following the Closing Date, less any amounts paid by BUYER between thirty (30) and sixty (60) days following the Closing Date for amounts owing to employees under Section 3.1(z) hereof;

     (g) Ninety (90) days after the Closing, delivering to SELLER, a check in an amount equal to the Accounts Receivable of SELLER actually collected between sixty (60) and ninety (90) days following the Closing Date; and

     (h) One hundred twenty (120) days after the Closing, delivering to SELLER, a check in an amount equal to the Accounts Receivable of SELLER actually collected between ninety (90) and one hundred twenty (120) days following the Closing Date.


          4.4 Sales and Transfer Taxes. SELLER shall be responsible for and
              ------------------------
agrees to pay when due all sales, use and transfer taxes arising out of the transfer of the Assets by SELLER and the other transactions contemplated hereunder.


                  ARTICLE 5. LIABILITIES NOT ASSUMED BY BUYER
                  -------------------------------------------

          Anything in this Agreement to the contrary notwithstanding, SELLER shall be responsible for all of its liabilities and obligations not hereby expressly assumed by BUYER (the "Retained Liabilities"), and BUYER shall not assume, or in any way be liable or responsible for, any liabilities or obligations of SELLER, except the Liabilities. Without limiting the generality of the foregoing, BUYER shall not assume, or in any way be liable or responsible for, the following:

     (a) Any liability or obligation of SELLER arising out of or in connection with the negotiation and preparation of this Agreement and the consummation and performance of the transactions contemplated hereby, whether or not such transactions are consummated, including, but not limited to, any tax liability so arising;

     (b) Any liability or obligation of SELLER with respect to employment or consulting agreements, pension, profit-sharing, welfare or benefit plans, or amounts owing for commissions or compensation, termination, severance or other payments to present or former employees, officers, directors or shareholders of SELLER;

     (c) Any liability or obligation of SELLER, or any consolidated group of which SELLER is a member, for any foreign, federal, state, county or local taxes of any kind or nature, or any interest or penalties thereon, including without limitation any sales or use tax obligations, applicable to the sale and purchase of the Business or the Assets as contemplated by this Agreement, it being hereby agreed by the parties hereto that such obligations shall be paid by SELLER;

     (d) Any liability (other than with respect to the Liabilities) to which any of the parties may become subject as a result of the fact that the transactions contemplated by this Agreement are being effected without compliance with the provisions of any Bulk Transfer Law or any similar statute as enacted in any jurisdiction, domestic or foreign;

          (e) Any liability or obligation under the Consolidated Omnibus Budget Reconciliation Act, as amended, and the Tax Reform Act of 1986, with respect to employees of SELLER (whether salary, hourly or otherwise) who are not employed by BUYER in a position and at a base salary substantially equivalent to such employee's present position and base salary;

          (f) Any liability with respect to any dispute, claim, complaint or legal action arising between the shareholders of SELLER or between a shareholder of SELLER and SELLER, in any way resulting from or claimed to be resulting from the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby or otherwise; or

          (g) any and all amounts for accrued and unused vacation time and sick pay owed to employees for vacation time and sick pay accrued and unused up to and including March 31, 2000, which amounts shall be paid to, and proof of payment submitted to BUYER, no later than ten (10) days following the Closing. All such amounts and any dispute or disputes arising from such accrued and unused vacation time and sick pay shall be treated as Damages, and shall be subject to SELLER's indemnity under Article 12 hereof.

      ARTICLE 6. REPRESENTATIONS AND WARRANTIES OF SELLER AND SHAREHOLDERS
      --------------------------------------------------------------------

     For purposes of this Agreement, any matters within the Knowledge of the officers, directors, employees and shareholders of SELLER shall be imputed and deemed to be within the Knowledge of SELLER. SELLER and each of the Shareholders hereby, jointly and severally, represents and warrants to BUYER and agrees both as of the date hereof and as of the Closing Date as follows:

     6.1 Corporate Organization. SELLER is a corporation duly organized, validly
         ----------------------
existing and in good standing under the laws of the State of Illinois, and has all requisite power and authority to own, operate and lease its Assets and to conduct its Business as and where such Business is now conducted. SELLER does not have any subsidiary and does not hold any equity or other ownership interest in any other entity.

     6.2 Due Qualification. SELLER is duly qualified to do business and is in
         -----------------
good standing under the laws of each jurisdiction in which the nature of its Business or of the properties owned or leased by it makes such qualification necessary. A list of such jurisdictions is attached hereto as Schedule 6.2.
                                                              ------------

     6.3 Authority; Binding Effect. SELLER and each of the Shareholders have the
         -------------------------
right, power, authority, and capacity to execute and deliver this Agreement and all other agreements contemplated hereby, to perform the obligations hereunder and thereunder on its part to be performed and to consummate the transactions contemplated hereby and thereby. The execution and delivery by SELLER and each of the Shareholders of this Agreement and all other agreements and documents contemplated hereby and the performance by SELLER and each of the Shareholders of their respective obligations to be performed hereunder and thereunder have been duly approved by all necessary action, and no further approvals are required by the officers, directors or shareholders of SELLER in connection therewith. This Agreement constitutes, and when duly executed and delivered, all other agreements contemplated hereby will constitute, the legal, valid, and binding obligations of SELLER and each of the Shareholders, enforceable against such parties in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to or affecting creditors' rights generally and to general equity principles (whether such enforceability is considered in a proceeding at law or in equity).

     6.4 No Creation of Violation, Default, Breach or Encumbrance. The
         --------------------------------------------------------
execution, delivery and performance of this Agreement by SELLER and each of the Shareholders does not, and the consummation by such Person of the transactions contemplated hereby will not (i) violate (A) any statute, rule or regulation to which such Person is subject or (B) any order, writ, injunction, decree, judgment or ruling of any court, administrative agency or governmental body to which such Person is subject, (ii) conflict with or violate any provision of the Organizational Documents of SELLER, or (iii) assuming receipt of the consents set forth in Schedule 6.4 hereto, require the consent of any Person or result in
             ------------
the breach of or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, violate, conflict with, breach or give rise to any right of termination, cancellation or acceleration of, or to a loss of benefit to which SELLER is entitled, under (A) any mortgage, indenture, note or other instrument or obligation for the payment of money or any contract, agreement, lease or license, in each case, to which SELLER is a party, or (B) any governmental licenses, authorizations, permits, consents or approvals required for SELLER to own, license or lease and operate its properties or to conduct its Business as presently conducted by it.

     6.5 No Present Default. Except as disclosed in Schedule 6.5 hereto, all
         ------------------                         ------------
contracts, agreements, leases and licenses to which SELLER is a party are valid and in full force and effect and constitute legal, valid and binding obligations of SELLER. Except as disclosed in Schedule 6.5 hereto, SELLER is not in default
                                  ------------
under or in breach of any mortgage, indenture, note or other instrument or obligation for the payment of money or any contract, agreement, lease or license, and to the Knowledge of SELLER, no other parties to any such mortgage, indenture, note, instrument, obligation, contract, agreement, lease or license is in default thereunder or in breach thereof; no event has occurred which, with the passage of time or the giving of notice, would constitute such a breach or default by SELLER or, to the Knowledge of SELLER, by any such other party; no claim of default thereunder has been asserted or, to the Knowledge of SELLER, threatened; and neither SELLER nor, to the Knowledge of SELLER, any other party thereto, is seeking the renegotiation thereof.

     6.6 Approvals, Licenses and Authorizations.
         --------------------------------------

        (a) No (i) order, license, consent, waiver, authorization or approval of, or (ii) exemption by, or (iii) giving of notice to, or (iv) registration with or the taking of any other action in respect of, any person not a party to this Agreement (including any federal, state, local, foreign or other governmental department, commission, board, bureau, agency or instrumentality, including, but not limited to, those such entities with regulatory, oversight or licensing authority in any way dealing with or touching upon trucking or the hauling of propane), and no filing, recording, publication or registration in any public office or any other place, in each case is, necessary on behalf of SELLER (x) to authorize SELLER's execution, delivery and performance of this Agreement or any other agreement, document or instrument contemplated hereby to be executed and delivered by SELLER, (y) to authorize the consummation by SELLER of the transactions contemplated hereby or thereby, or
(z) for the legality, validity, binding effect or enforceability with respect to SELLER of any of the foregoing.

        (b) All licenses, permits, concessions, warrants, franchises and other governmental authorizations and approvals of all federal, state, local or foreign governmental or regulatory bodies required or necessary for SELLER to carry on its Business (including, but not limited to, the business of trucking or the hauling of propane) as and where presently conducted by it have been duly obtained and are in full force and effect and are set forth truly, correctly and completely on Schedule 6.6 hereto. There are no proceedings pending or, to the
              ------------
Knowledge of SELLER, threatened which are likely to result in the revocation, cancellation or suspension or any material modification of any thereof.

     6.7 Compliance With Law. To the Knowledge of SELLER or the Shareholders,
         -------------------
except as set forth on Schedule 6.7 hereto, SELLER is not in violation of any
                       ------------
statute, law, rule or regulation, or any order, writ, injunction or decree of any court, administrative agency, governmental body or arbitration tribunal, to which it or any of the Assets is subject in connection with the operation of the Business of SELLER.

     6.8 Financial Statements and Source of Revenue.
         ------------------------------------------

        (a) SELLER has delivered to BUYER the balance sheets of SELLER as of the Balance Sheet Date and as of the date that is one year prior to such Balance Sheet Date and the related statements of income, stockholder's equity and cash flows for the fiscal years then ended, and the notes thereto, together with the report (such report being a review report) of Stampler & Company, P.C., independent certified public accountants, thereon and the balance sheet of SELLER as of November 30, 1999 and the related statements of income, stockholder's equity and cash flows for the six (6)-month period then ended.

        (b) The financial statements referred to in Section 6.8(a) above fairly present the financial position, results of operation and cash flows of SELLER as and at the relevant dates thereof and for the periods covered thereby in accordance with GAAP except to the extent variations from GAAP are specifically described on Schedule 6.8(b).
             ---------------

        (c) Except as set forth in the Balance Sheet or in the Schedules hereto, SELLER has no (i) liabilities or obligations, direct or contingent, accrued or otherwise, of a nature customarily reflected in financial statements in accordance with GAAP, except those incurred after the Balance Sheet Date in the ordinary course of business consistent with past practice and except lease and other contract obligations and other obligations or liabilities which are disclosed in this Agreement or the Schedules hereto, and (ii)
liabilities or obligations under any Benefit Plans except those incurred after the Balance Sheet Date in the ordinary course of business consistent with past practice and pursuant to the terms of the Benefit Plans described in Schedule
                                                                     --------
6.18(a).
-------

          (d) Schedule 6.8(d) sets forth the source of all of SELLER's revenue
              ---------------
generated by the Assets as a percentage of SELLER's total revenue for the period May 31, 1998 through May 31, 1999 broken down into the following two (2) categories: (i) revenues generated from the distribution of propane gas, and
(ii) all other revenues. Except as set forth in Schedule 6.8(d), there have been
                                                ---------------
no decreases in the percentage of SELLER's revenue generated from the distribution of propane gas since the Balance Sheet Date.

     6.9 Absence of Certain Events. Since the Balance Sheet Date, the Business
         -------------------------
of SELLER has been operated only in the ordinary and normal course of Business. Since the Balance Sheet Date:

          (a) There has not been any adverse change in the financial condition, Assets, liabilities, results of operations, Business, prospects or condition, financial or otherwise, of SELLER and there has been no occurrence, circumstance or combination thereof which might be expected to result in any such adverse change thereto before or after the Closing Date;

          (b) There has not been any damage, destruction or loss, whether covered by insurance or not, adversely affecting the Assets or the Business;

          (c) There has not been any significant increase or decrease in the compensation payable to or to become payable by SELLER to any of the officers, key employees or agents of the Business, or change in any insurance, pension or other beneficial plan, payment or arrangement made to, for or with any of such officers, key employees or agents or any commission or bonus paid to any of such officers, key employees or agents other than increases and bonuses in the normal course of business, consistent with past practices and not exceeding in any one
(1) case an increase and bonus aggregating more than five percent (5%) of such Person's compensation;

          (d) SELLER has not (i) incurred any obligation or liability or assumed, guaranteed, endorsed or otherwise become responsible for the liabilities or obligations of any other person (whether absolute, accrued, contingent or otherwise), except normal trade or business obligations incurred in the ordinary course of business; (ii) discharged or satisfied any Lien or paid any obligation or liability (whether absolute, accrued, contingent or otherwise), other than in the ordinary course of business; (iii) mortgaged, pledged, created or subjected to a Lien any of the Assets; (iv) sold, assigned, transferred, leased or otherwise disposed of any of the Assets, except in the ordinary course of business, or acquired any Assets or any interest therein except in the ordinary course of business; (v) amended, terminated, waived or released any rights or canceled any debt owing to or claim by SELLER; (vi) transferred or granted any rights under any Contracts and Other Agreements, patents, inventions, trademarks, trade names, service marks or copyrights, or registrations or licenses thereof or applications therefor, or with respect to any know-how or other proprietary or trade rights; (vii) modified or changed any Material Contracts; or (viii) entered into any transaction, contract or commitment which by reason of its size or otherwise was material to the Business of SELLER or financial condition of SELLER or which was not in the ordinary course of SELLER's Business as now conducted;

          (e) SELLER has not terminated, discontinued, closed or disposed of any plant, facility or business operation related to the Business of SELLER, except a lawn care business known as "Turf Treat";

          (f) SELLER has not made any investment of a capital nature affecting the Business, except as set forth in Schedule 3.1(d); and
                                     ---------------

          (g) There has not been any other event or condition of any character whatsoever which has had or may have an Adverse Effect on the Business of SELLER.

     6.10 Title to and Condition of Properties.
          ------------------------------------

          (a) Schedule 2.1A hereto contains a true, correct and complete list of
              -------------
all real property related to the operation of the Business in which SELLER has any interest, including an accurate and legally sufficient description thereof and separately identifies all real property SELLER has ever had an interest in.
Schedule 2.1B hereto contains a true, correct and complete list of all leases
-------------
and subleases of real and mixed property related to the operation of the Business under which SELLER is a lessor or lessee (true, accurate and complete copies of which have previously been delivered to BUYER). SELLER has good, marketable and indefeasible fee simple title to all of its real properties, including but not limited to the real properties in which it has an interest as described on Schedule 2.1A hereto, and good, marketable and indefeasible title
             -------------
to all the leasehold estates created by the leases and subleases described on
Schedule 2.1B hereto (such real properties and leasehold estates collectively
-------------
referred to herein as the "Real Property"), all free and clear of Liens, easements, restrictions and reservations except only for those matters set forth on Schedule 6.10A hereto (such matters hereinafter referred to as "Permitted
   --------------
Encumbrances"). Without limiting the generality of the foregoing, as to leasehold estates under the leases and subleases of Real Property, SELLER has quiet and peaceable possession of each of the leased properties. All leases and subleases in which SELLER is a lessor or sublessor are in full force and effect, there is no default or event of default thereunder and the rent thereunder has not been prepaid for more than a one-month period. SELLER has and upon the transfer to BUYER as contemplated herein the BUYER has complete rights of ingress and egress to all of its real properties and to all its leasehold estates.

          (b) A true, correct and complete list of all propane tanks and cylinders which are owned or serviced by SELLER and all other personal property included in the Assets having a fair market or book value per unit in excess of Two Hundred Fifty Dollars ($250) is included on Schedule 2.1C and a true,
                                                -------------
correct and complete list of all leases of personal property included in the Assets under which SELLER is a lessee or lessor involving any propane tank or cylinder or any other personal property having a fair market or book value per unit in excess of Two Hundred Fifty Dollars ($250) is included on Schedule 2.1D (true, accurate and complete copies of which have
            -------------
previously been delivered to BUYER). All propane tanks used in the Business which have a capacity of at least one hundred twenty (120) gallons are under contract to customers or are physically located on the plant lot of one of SELLER's retail locations. SELLER has good and indefeasible title to (i) all of the personal property set forth on Schedule 2.1C and indicated as being owned by
                                   -------------
it, (ii) all of the Assets reflected in the financial statements of SELLER, and
(iii) all Assets purported to have been acquired by SELLER after the date of such final statements, free and clear of all Liens, except for such Assets disposed of in the usual and ordinary course of business consistent with past practices, and all of such Assets are in SELLER's possession and control.

          (c) The conduct of the Business of SELLER in the ordinary course is not dependent upon the right to use the property of others, except under valid and binding agreements identified on Schedule 6.10B hereto (true, accurate and
                                     --------------
complete copies of which have previously been delivered to BUYER). The Real Property and the improvements located thereon do not encroach upon the property of others and there are no encroachments onto the Real Property from the property of others. The Assets include all utility connections, and the right to use the same, necessary for the conduct of the Business in the ordinary course and said utilities are available under public rights of way or easements benefiting the Real Property.

          (d) SELLER owns or has irrevocable rights to use and is transferring to BUYER hereunder all assets and property necessary for the conduct of SELLER's Business in the ordinary course.

          (e) The Assets being transferred by SELLER, including, but not limited to, the machinery, equipment (including automobiles, trucks and heavy machinery), furniture and fixtures are in good operating condition and repair and of an appropriate character suitable for the uses for which intended in the operation of the Business of SELLER in the ordinary course.

          (f) All inventories of SELLER are of a quality and quantity usable and salable in the ordinary course of SELLER's Business and in any event are not in excess of projected requirements over the next twelve (12) months, and the values at which such inventories are carried on the books of account fairly represent the value thereof, are not in excess of realizable value, and reflect the normal inventory valuation policy of SELLER.

          (g) The accounts receivable of SELLER as shown on its books and records have arisen in the ordinary course of Business, represent valid and enforceable obligations owed to SELLER and are recorded as accounts receivable on the books of SELLER in accordance with GAAP and said accounts receivable (billed and unbilled) of SELLER (net of the reserve amount) will be fully paid in the ordinary course of Business of SELLER.

     6.11 Intangible Properties.
          ---------------------

          (a) Schedule 2.1J hereto contains a list of all patents and
              --------------
applications therefor, trademarks, trademark registrations and applications therefor, trade names, service marks, copyrights, copyright registrations and applications therefor, both foreign and domestic, owned, possessed, used or held by or licensed to SELLER and related to the operation of SELLER's Business and SELLER owns the entire right, title and interest in and to the same, together with the goodwill associated therewith. SELLER has the right to use and is transferring to BUYER the unrestricted right to use trade secrets, know-how, formulae, technical processes and information, manufacturing, testing and operating techniques and procedures, all engineering data and plans and all other data and information used by SELLER in its Business or which is necessary for its Business as now conducted. None of the items in the categories listed in the preceding sentence of this Section 6.11 are subject to any pending or threatened challenge or infringement, and no impediment exists as to SELLER's exclusive ownership and use or validity of any such item. The foregoing constitutes all information necessary to permit the conduct from and after the Closing Date of the Business of SELLER, as such Business is and has normally been conducted. SELLER's trade name and trademark have not been registered with any governmental authority for the purpose of protecting the same. SELLER has no patents or copyrights. All licenses granted to SELLER by others which are essential or useful to any part of SELLER's Business are assignable to BUYER without consent of or notice to any person, without change in the terms or provisions thereof and without premium. SELLER has not infringed any unexpired patent, trademark, trademark registration, trade name, copyright, copyright registration, trade secret or any other proprietary or intellectual property right of any party in connection with the operation of its Business. SELLER has not given any indemnification for patent, trademark, service mark or copyright infringements.

          (b) Schedule 2.1K hereto contains a list of SELLER's trade secrets
              -------------
related to the operation of its Business.

     6.12 Contracts and Commitments.
          -------------------------

          (a) To the extent not listed on Schedule 2.1B or Schedule 2.1D,
                                          -------------    -------------
Schedule 2.1F hereto lists and briefly describes all Material Contracts related
-------------
to the operation of the Business to which SELLER is a party or by which it or any of its assets or properties are bound (true and correct copies of each of which have been previously delivered to BUYER). Each Material Contract (whether disclosed on Schedule 2.1B, Schedule 2.1D, Schedule 2.1F or otherwise) is in
             -------------  -------------  -------------
full force and effect and embodies the complete understanding between the parties thereto with respect to the subject matter thereof. Except as expressly set forth on Schedule 2.1F, (i) there exists no material default or claim
             -------------
thereof by any party to any Material Contract, (ii) there are no facts or conditions which, if continued or noticed, would result in a default having an Adverse Effect under any Material Contract, (iii) SELLER has not received any notice that any person intends to cancel, modify or terminate any Material Contract, or to exercise or not to exercise any options thereunder, (iv) SELLER has not given any notice of cancellation, modification or termination of any Material Contract or of exercise or non-exercise of any options thereunder, (v) each Material Contract is a valid and binding agreement enforceable in accordance with its terms and (vi) no consent or approval of the other parties to any Material Contract or any person pursuant to any Material Contract is required for the consummation of the transactions contemplated herein except as set forth on said Schedule, all of which have been obtained and are in full force and effect.

          (b) SELLER is not a party to any contract for goods or services or any lease with any officer, director, shareholder, employee or agent of SELLER or any Affiliate of any such person.

          (c) No purchase or sale commitments by SELLER are in excess of the normal, ordinary and usual requirements of the Business; SELLER has no outstanding power of attorney to any person, firm or corporation for any purpose whatsoever; SELLER is not restricted by law or agreement from carrying on its Business anywhere in the world; no officer, director, shareholder or Affiliate of SELLER has any financial interest, direct or indirect, in SELLER's suppliers or customers; except as set forth on Schedule 6.12(c) hereto, SELLER grants no
                                     -------------
discounts or rebates to its customers.

          (d) SELLER has not made any other contract or agreement or granted any option to sell or otherwise transfer all or a significant part of the capital stock or Assets of SELLER.

          (e) The Customer Deposits (as defined in Section 3.1(e)) are all amounts owed to customers of SELLER as a result of amounts held by SELLER as a customer deposit.

     6.13 Insurance. A list of all policies of insurance and bonds of any type
          ---------
presently in force (including without limitation all occurrence based policies which provide coverage for events occurring in any of the five (5) years prior to the date hereof) with respect to the Business of SELLER, including, without limitation, those covering product liability claims and its Assets and operations, are set forth on Schedule 6.13 hereto. Such policies and bonds (a)
                             -------------
provide coverage in such amounts, and against such losses and risks, as maintained by comparable businesses exercising prudent business practices to provide for the protection of the Business and Assets of SELLER, and (b) will be maintained in effect up to and including the Closing Date. SELLER will use its best efforts to obtain at BUYER's expense any additional insurance coverage which BUYER reasonably may request SELLER to carry until and including the Closing Date. SELLER will at the written request of BUYER cause the policies of insurance against fire and other casualty to property to be endorsed so as to include BUYER as a party insured thereunder as its interest may appear.

6.14  Tax Returns and Tax Audits.
      --------------------------

          (a) SELLER has filed with all appropriate governmental agencies all tax or information returns and tax reports required to be filed. All such returns and reports as are based on income have been prepared on the same basis as those of previous years; and all federal, state, foreign and local income, profits, franchise, sales, use, occupation, property, excise, ad valorem,
                                                              ----------
employment or other taxes of SELLER, and all interest, penalties, assessments or deficiencies claimed to be due by any such taxing authority with respect to the foregoing have been fully paid.

          (b) SELLER has made adequate accruals for the payment of all income, profits, franchise, property, sales, use, occupation, excise, ad valorem,
                                                              ----------
employment and other taxes payable in respect of the period subsequent to the last period for which such taxes were paid, and, to the Knowledge of SELLER, SELLER has no liability for such taxes in excess of the amounts so paid or accruals so made.

          (c) SELLER is not a party to any pending action or proceeding, nor, to the Knowledge of SELLER, is any action or proceeding threatened or contemplated by any governmental authority for assessment or collection of taxes or any other governmental charges, and no claim for assessment or collection of taxes or any other governmental charges has been asserted against SELLER, nor, to the Knowledge of SELLER, is the assertion of any such claim pending or contemplated nor is there any basis for any such claim. To the Knowledge of SELLER, there have been no reports prepared by any agent of the Internal Revenue Service with respect to any tax matter involving SELLER.

          (d) SELLER has not and has not been required to file any tax returns with, or pay any taxes to, any foreign countries or political subdivisions thereof. SELLER has no powers of attorney in effect with respect to any tax matters involving it. At no time has a consent been filed by SELLER to have the provisions of section 341(f)(2) of the Code apply, nor has any agreement under section 341(f)(3) been filed by SELLER.

          (e) SELLER agrees to provide to BUYER such other tax information with respect to the Business or the Assets of SELLER as BUYER may reasonably request.

          (f) There are no taxes, fees or governmental charges (including without limitation sales taxes) payable by SELLER, any Shareholder or BUYER to any state, city or subdivision of either thereof as a result of the sale of the Assets to BUYER, other than state and local income taxes and sales taxes on vehicles transferred pursuant to the terms of this Agreement.

     6.15 Books and Records.
          -----------------

          (a) The books, records and accounts of SELLER (i) are in all respects true, complete and correct, (ii) have been maintained in accordance with good business practices on a basis consistent with prior years, (iii) stated in reasonable detail and accurately and fairly reflect the transactions and dispositions of the Assets by SELLER, and (iv) accurately and fairly reflect the depreciation associated with such Assets.

          (b) SELLER has devised and maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; and
(ii) transactions are recorded as necessary (A) to permit preparation of financial statements in conformity with GAAP or any other criteria applicable to such statements, and (B) to maintain accountability for the assets of SELLER.

     6.16 Substantial Customers and Suppliers. Schedule 6.16 hereto sets forth a
          -----------------------------------  -------------
true and complete list of the fifteen (15) largest suppliers to SELLER (on the basis of cost) of goods or services purchased during the twelve months ended May 31, 1998 and 1999, as well as the dollar amounts of such goods or services purchased during such year. Schedule 6.16 hereto also sets forth a true and
                            -------------
complete list of the fifteen largest customers of SELLER (in terms of sales) during the twelve months ended May 31, 1998 and 1999, as well as the dollar amounts of such sales during such year. Except to the extent set forth in
Schedule 6.16, (i) since May 31, 1999, no such supplier or customer has ceased
-------------
or reduced its sales to or purchases from SELLER, or given notice of an intention to cease or reduce such sales or purchases and (ii) neither SELLER nor any Shareholder has any reason to believe that any such supplier or customer would likely reduce or cease such sales or purchases as a result of the transactions contemplated herein or the ownership of the Business by BUYER or the MLP.

     6.17 No Litigation, Adverse Events or Violations. There is no action, suit,
          -------------------------------------------
claim or legal, administrative, arbitration, condemnation or other proceeding or governmental investigation or examination or any change in any zoning or building ordinance affecting any of the Assets, pending or, to the Knowledge of SELLER, threatened or injunction or orders entered, pending or threatened against SELLER or any business, properties or assets of SELLER, at law or in equity, before or by any federal, state, municipal or other governmental department, court, commission, board, bureau, agency or instrumentality, domestic or foreign, to restrain or prohibit the consummation of the transactions contemplated hereby or which, if determined adversely, is reasonably likely to result in (i) an Adverse Effect or (ii) materially and adversely affect the consummation of the transactions contemplated by this Agreement and there is no state of facts currently existing on which any of the foregoing might be based. SELLER has not violated and is not currently in violation of, any applicable federal, state, local or foreign law, ordinance (including any zoning or building ordinance), regulation, order, requirement, statute, rule, permit, concession, grant, franchise, license or other governmental authorization relating or applicable to it, to any of the Assets or the Business of SELLER.

     6.18 Employee Benefit Plans; Labor Matters.
          -------------------------------------

          (a) Schedule 6.18(a) sets forth a true and complete list of any and
              ----------------
all pension, retirement, savings, disability, medical, dental, health, life (including any individual life insurance policy as to which SELLER is the owner, beneficiary or both), death benefit, group insurance, profit sharing, deferred compensation, stock options or other stock incentive, bonus incentive, vacation pay, severance or termination pay, employment agreement, "cafeteria" or "flexible benefit" plan under Section 125 of the Code, or other employee or director benefit plan, trust, arrangement, contract, agreement, policy or commitment, whether formal or informal, written or oral, under which employees, former employees, directors or former directors of SELLER are entitled to participate by reason of their current or prior employment, or current or former directorship, with SELLER, including, without limitation, any "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), (i) to which SELLER is a party or a sponsor or a fiduciary thereof or (ii) with respect to which SELLER has made payments, contributions or commitments, or may otherwise have any liability (collectively, the "Benefit Plans"). With respect to the Benefit Plans, individually and in the aggregate, SELLER has made available to

BUYER, a true and correct copy of (a) the most recent annual report (Form 5500) filed with the IRS, if any, (b) such Benefit Plan, (c) any summary plan description relating to such Benefit Plan and (d) each trust agreement and group annuity contract, if any, relating to such Benefit Plan.

          (b) The Benefit Plans have been operated and administered by SELLER in compliance with all applicable laws relating to employment or labor matters including ERISA and the Code. With respect to the Benefit Plans, no event has occurred which would subject SELLER to liability (except liability for benefits, claims and funding obligations payable in the ordinary course) under ERISA, the Code, or any other applicable statute, order or governmental rule or regulation. With respect to the Benefit Plans, individually and in the aggregate, there has been no prohibited transaction within the meaning of Section 406 of ERISA or
Section 4975 of the Code which would result in liability to SELLER, and there has been no action, suit, grievance, arbitration or other claim with respect to the administration or investment of assets of the Benefit Plans (other than routine claims for benefits made in the ordinary course of plan administration) pending, or to the Knowledge of SELLER, threatened.

          (c) All contributions to and payments under any Benefit Plan required in respect of periods ending on or before the Closing Date have been made by SELLER before the Closing Date. There is no agreement, contract or understanding between SELLER, on the one hand, and any employee, participant, labor union, collective bargaining unit or other person or entity, on the other hand, that requires or may require any amendment to any of the Benefit Plans.

          (d) Each Benefit Plan that is intended to be tax qualified under
Section 401(a) of the Code is tax qualified and each such Benefit Plan has received, or application has been made for, a favorable determination letter from the IRS stating that the Plan meets the requirements of the Code and that any trust or trusts associated with the Plan are tax exempt under Section 501(a) of the Code. Each Benefit Plan that is funded with a trust that is intended to be tax-exempt under Section 501(c)(9) of the Code is exempt from taxation and each such trust has received a letter from the IRS stating that the trust meets the requirements of the Code for tax-exempt status, within the immediately preceding three-year period.

          (e) Neither SELLER nor any entity which together with SELLER would be deemed to be a "single employer" within the meaning of Section 414(b), (c), (m) or (o) of the Code now maintains or contributes to or, within the immediately preceding three (3) year period, has maintained or contributed to any defined plan that is (i) a benefit plan within the meaning of Section 3(35) of ERISA or
(ii) subject to the requirements of Title IV of ERISA.

          (f) SELLER is not a party to any collective bargaining or other labor union contract. There is no pending or threatened union organizational effort, labor dispute, strike or work stoppage relating to employees of SELLER and none has occurred within the immediately preceding five (5)-year period. Neither SELLER nor any representative or employee of SELLER has committed any unfair labor practice in connection with the operation of the Business of SELLER, and there is no pending or threatened charge or complaint against SELLER by the National Labor Relations Board or any comparable state agency. SELLER is in compliance with all applicable laws respecting employment, wages, hours, safety and health and other terms and conditions of employment. SELLER has not experienced a "plant closing" or "mass layoff" within the meaning of the Worker Adjustment and Retraining Notification Act, 29 U.S.C. (S)(S) 2101 et seq. ("WARN") within the immediately preceding three (3)-year period.

          (g) There are no written or oral employment agreements, employment contracts or understandings relating to employment (other than ordinary course arrangements for "at-will" employment) to which SELLER is a party (excluding any such agreements, contracts or understandings listed in Schedule 6.18(a) hereto).
                                                       ----------------

          (h) The consummation of the transactions contemplated by this Agreement will not (either alone or upon the occurrence of any additional acts or events) result in any payment (whether of severance pay or increase in compensation, benefits or rights or otherwise) becoming due from SELLER to any of its employees, former employees, directors or former directors, nor accelerate the timing of any payment or the vesting of any rights or increase the amount of any compensation due to any such person. As a direct or indirect result of the consummation of the transactions contemplated hereby, SELLER will not be obligated to make a payment to any person that would not be deductible as a result of the application of Section 280G of the Code.

     6.19 Business Names. SELLER does not do business in any state or country
          --------------
under any name other than "Country Gas Co.", "Country Gas Company", "Country Gas Company, Inc.", or "Budget Propane."

     6.20 Brokers and Finders. No broker or finder has acted for SELLER or any
          -------------------
of the Shareholders in connection with this Agreement and the transactions contemplated hereby; and no broker or finder is entitled to any brokerage or finder's fee or other commission in respect thereof based in any way on any agreement, arrangement or understanding made by SELLER or any Shareholder.

     6.21 Environmental.
          -------------

          (a) There has not been, as of the date hereof, any "release" (as defined in 42 U.S.C. (S)9601(22)) or threat of a "release" of any "hazardous substances" (as defined in 42 U.S.C. (S)9601(14)) or oil or other petroleum related products on or about any of the Real Property.

          (b) SELLER has no contract, agreement or otherwise arranged for disposal or treatment, or arranged with a transporter for transport for disposal or treatment, of hazardous substances at any "facility" (as defined in 42 U.S.C.
(S) 9601(9)) owned or operated by another Person, except for a contract with Crystal Lake Leasing for the disposal of vehicle oil.

          (c) SELLER has not accepted any hazardous substances for transport to disposal or treatment facilities or sites selected by SELLER.

          (d) To the Knowledge of SELLER and the Shareholders, the Real Property and the use thereof is in compliance with and SELLER is in compliance with all applicable laws, statutes, ordinances, rules and regulations of any governmental or quasi-governmental authority (federal, state or local) relating to environmental protection, underground storage tanks, toxic waste, hazardous waste, oil or hazardous substance handling, treatment, storage, disposal or transportation, or arranging therefor, respecting any products or materials previously or now located, delivered to or in transit to or from the Real Property, including without limitation the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, and the Superfund Amendments and Reauthorization Act of 1986.

          (e) Schedule 6.21 attached hereto is a true, correct and complete list
              -------------
of all hazardous substances and hazardous wastes used or generated by SELLER in the conduct of the Business since January 1, 1970, and a list of the methods used by SELLER and any predecessor (including a list of past and present disposal and reclamation sites) to dispose thereof.

          (f) The past disposal practices relating to hazardous substances and hazardous wastes of SELLER (and its predecessors, if any) have been accomplished in accordance with all applicable laws, rules, regulations and ordinances.

          (g) SELLER has not been notified of nor is there any basis for any potential liability of SELLER with respect to the clean-up of any waste disposal site or facility. SELLER has no information to the effect that any site at which SELLER has disposed of hazardous substances or oil has been or is under investigation by any local, state or federal governmental body, authority or agency.

          (h) SELLER has not received any notification of releases of hazardous substances or oil from any governmental or quasi-governmental agency.

     6.22 Disclosure. To the best Knowledge of SELLER and each of the
          ----------
Shareholders, none of the financial statements referred to in Section 6.8 above, or any representation or warranty or other provision contained herein, or in any document, schedule or certificate delivered or to be delivered to BUYER in connection with this Agreement or the transactions contemplated hereby, or any written statement, certificate or other document furnished to BUYER in connection with this Agreement or the transactions contemplated hereby, contains or will contain any untrue statement of a fact or omits or will omit to state a fact necessary in order to make the statements contained therein not misleading. There is no fact which has not been disclosed in writing to BUYER by SELLER which would be material to a purchaser of the Assets.

               ARTICLE 7. REPRESENTATIONS AND WARRANTIES OF BUYER
               --------------------------------------------------

          BUYER represents and warrants to SELLER and the Shareholders, both as of the date hereof and as of the Closing Date, as follows:

     7.1 Organization; Documentation. BUYER is a limited liability company duly
         ---------------------------
organized, validly existing and in good standing under the laws of the State of Delaware, and has the power and authority and all licenses, authorizations, permits, consents and approvals required to own, license or lease and operate its properties and to conduct its business as presently conducted by it.

     7.2 Authority; Binding Effect. BUYER has the power and authority to execute
         -------------------------
and deliver this Agreement and all other agreements contemplated hereby, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by BUYER of this Agreement and all other agreements and documents contemplated hereby and the performance by BUYER of all obligations on its part to be performed hereunder and thereunder have been duly approved by all necessary action by BUYER, and no further approvals are required by the members of BUYER in connection therewith. This Agreement constitutes, and when duly executed and delivered by BUYER, all other agreements contemplated hereby will constitute, the legal, valid and binding obligation of BUYER, enforceable against BUYER, in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally and to general equity principles (whether such enforceability is considered in a proceeding at law or in equity).

     7.3 No Creation of Violation, Default, Breach or Encumbrance. The execution
         --------------------------------------------------------
and delivery by BUYER of this Agreement do not, and the consummation by BUYER of the transactions contemplated hereby will not (i) conflict with or violate any provision of the Organizational Documents of BUYER; (ii) assuming receipt of the consents set forth in Schedule 7.3 hereto, require the consent of any person or
                      ------------
entity or result in the breach of or constitute a default under any contract, agreement, lease, license, mortgage, indenture, note or other instrument or obligation to which BUYER is a party, which could adversely affect the ability of BUYER to consummate the transactions contemplated by this Agreement; or (iii) violate (A) any statute, rule or regulation to which BUYER is subject or (B) any order, writ, injunction, decree, judgment or ruling of any court, administrative agency or governmental body to which BUYER is subject.

     7.4 Brokers and Finders. No broker or finder has acted for BUYER in
         -------------------
connection with this Agreement and the transactions contemplated hereby; and no broker or finder is entitled to any brokerage or finder's fee or other commission in respect thereof based in any way on any agreement, arrangement or understanding made by BUYER.

     7.5 No Adverse Action. There are no actions, suits, claims or legal,
         -----------------
administrative, arbitration or other proceedings or governmental investigations or examinations pending or threatened or injunctions or orders entered, pending or threatened against BUYER or its business, property or assets, at law or in equity, before or by any federal, state, municipal or other governmental department, court, commission, board, bureau, agency or instrumentality, domestic or foreign, to restrain or prohibit the consummation of the transactions contemplated hereby or to obtain damages which if decided adversely would adversely affect the ability of BUYER to consummate the transactions provided for in this Agreement.

     7.6 Approvals, Licenses and Authorizations. No (i) order, license, consent,
         --------------------------------------
waiver, authorization or approval of, or (ii) exemption by, or (iii) giving of notice to, or (iv) registration with or the taking of any other action in respect of, any person not a party to this

Agreement or any federal, state, local, foreign or other governmental department, commission, board, bureau, agency or instrumentality; and no filing, recording, publication or registration in any public office or any other place in each case is now, or under existing law in the future will be, necessary on behalf of BUYER to authorize either the execution, delivery and performance of this Agreement or any other agreement, document or instrument contemplated hereby to be executed and delivered by them and the consummation by them of the transactions contemplated hereby or thereby, or for the legality, validity, binding effect or enforceability of any thereof.

                   ARTICLE 8. ACCESS TO INFORMATION BY BUYER
                   -----------------------------------------

     8.1 Prior to Closing. Until the Closing, SELLER will furnish BUYER, its
         ----------------
members, officers, employees, accountants, attorneys, representatives and agents, with all financial, operating, engineering and other data and information concerning the Business and the Assets of SELLER as BUYER shall from time to time request and will accord BUYER or its authorized representatives access to SELLER's Assets, books, records, contracts and documents (including tax returns filed and those in preparation) and will give such persons the opportunity to ask questions of, and receive answers from, appropriate representatives of SELLER with respect to the Business and the Assets of SELLER. No investigations by BUYER, or its members, employees, accountants, attorneys, representatives or agents, shall reduce or otherwise affect the obligation or liability of SELLER with respect to any representations, warranties, covenants or agreements made herein or in any other certificate, instrument, agreement or document executed and delivered in connection with this Agreement.

     8.2 Public Information. Except as may be required by law, until the Closing
         ------------------
or termination of this Agreement, SELLER and each Shareholder shall consult with BUYER and BUYER shall consult with SELLER and/or any Shareholder with respect to the content of any communications to be made to employees, customers, suppliers and others having dealings with SELLER as well as communications made to the public and to the form and content of any application or report to be made to any judicial or regulatory authority or other governmental authority which relates to the transactions contemplated by this Agreement.

     8.3 Confidentiality. All information disclosed by any party to this
         ---------------
Agreement to the other party, to the fullest extent reasonably possible, shall be kept confidential by such receiving party and shall not be used by such receiving party other than as herein contemplated or required by court order, except to the extent that such information was known by such receiving party when received or is or hereafter becomes legally obtainable from other sources or to the extent such duty as to confidentiality is waived by the other party. In the event of termination of this Agreement, each party hereto shall use all reasonable efforts to return, upon request, to the other parties, all documents (and reproductions thereof) received from such other parties (and in the case of reproductions, all such reproductions made by the receiving party) that include information not within the exceptions contained in the first sentence of this
Section 8.3.

                      ARTICLE 9. COVENANTS OF THE PARTIES
                      -----------------------------------

     9.1 Actions Pending Closing. From the date hereof to the Closing, except as
         -----------------------
contemplated by this Agreement, SELLER and each Shareholder hereby represents, warrants, covenants and agrees that, unless the prior written consent of BUYER is obtained, SELLER will not take any action which would result in a violation of any of the following proscriptions:

          (a) The Business of SELLER will be carried on diligently and in the usual, regular and ordinary manner and SELLER will use its best efforts to preserve its present business organization intact, keep available the services of its present officers and employees and preserve its present relationships with Persons having business dealings with it, all solely as the same relates to the Business, and shall not make or institute any methods of manufacture, purchase, sale, lease, management, accounting or operation in or affecting the Business which are not usual and customary in the industry and consistent with SELLER's past practices;

          (b) SELLER will not increase or decrease the compensation payable or to become payable to any officer or employee, or make any change in any insurance, pension or other employee benefit plan nor pay any commission or bonus to any of such officers or employees other than increases and bonuses in the normal course of business, consistent with past practices and not exceeding in any one (1) case an aggregate increase and bonus of more than five percent (5%) of such Person's compensation;

          (c) SELLER will not make any change in its sales, credit or collection terms and conditions insofar as the same relates to its Business;

          (d) SELLER will not, with respect to its Business, (i) incur any obligation or liability or assume, guarantee, endorse or otherwise become responsible for the liabilities or obligations of any other person (whether absolute, accrued, contingent or otherwise), except normal trade or business obligations incurred in the ordinary course of business; (ii) discharge or satisfy any Lien or pay any obligation or liability (whether absolute, accrued, contingent or otherwise), other than in the ordinary course of business; (iii) mortgage, pledge, create or subject to a Lien any of its Assets; (iv) sell, assign, transfer, lease or otherwise dispose of any of its Assets, except in the ordinary course of business, or acquire any assets or any interest therein except in the ordinary course of business; (v) amend, terminate, waive or release any rights or cancel any debt owing to or claim by SELLER; (vi) transfer or grant any rights under any Contracts and Other Agreements, patents, inventions, trademarks, trade names, service marks or copyrights, or registrations or licenses thereof or applications therefor, or with respect to any know-how or other proprietary or trade rights; (vii) modify or change any Material Contracts; or (viii) enter into any transaction, contract or commitment which by reason of its size or otherwise is material to its Business or financial condition or which is not in the ordinary course of SELLER's Business as now conducted;

          (e) All tangible Assets of SELLER will be used, operated, maintained and repaired in a careful and efficient manner;

          (f) SELLER will not do any act or omit to do any act, or permit any act or omission to act, which will cause a breach of any Material Contract;

          (g) SELLER will not make any investment of a capital nature affecting its Business without the prior written consent of BUYER;

          (h) SELLER will not permit any insurance policy naming it as a beneficiary or a loss payable payee and relating to its Assets or Business to be canceled, terminated or modified or any of the coverage thereunder to lapse unless simultaneously with such termination or cancellation, replacement policies providing substantially the same coverage are in full force and effect;

          (i) SELLER will not fail to pay when due any of the following insofar as they relate to its Business: (i) any trade accounts payable, (ii) any payments required by any indentures, mortgages, financing agreements, loan agreements or similar agreements or (iii) taxes of whatever kind or nature or payments related thereto (including, without limitation, estimated payments and withholding remittances);

          (j) SELLER will not, insofar as the same relates to its Business, maintain its books, accounts and records in any manner other than the usual, regular and ordinary manner, on a basis consistent with prior years and in a business- like manner in accordance with sound commercial practice, and will not fail to comply with any laws applicable to SELLER and to the conduct of its Business or to its Assets;

          (k) SELLER will not enter into any transaction or make any agreement or commitment, and will take all such action or refrain from taking any action, and will not permit any event to occur, in each case which would result in any of its representations, warranties or covenants contained in this Agreement not being true and correct at and as of the Closing Date.

     9.2 Information. SELLER and the Shareholders will promptly inform BUYER in
         -----------
writing of any litigation commenced against them or any of them in respect of
(a) the transactions contemplated by this Agreement or (b) the Assets or Business of SELLER.

     9.3 Further Assurances. SELLER shall execute and deliver or cause to be
         ------------------
executed and delivered to BUYER such further instruments of transfer, assignment and conveyance and take such other action as BUYER may reasonably require to more effectively carry out the transfer of the Assets of SELLER and the consummation of the matters contemplated by this Agreement and to place BUYER in a legal position to be assured of the Assets BUYER is acquiring under this Agreement.

     9.4 Compliance. SELLER and each Shareholder hereby agrees to and shall:
         ----------

          (a) cause all obligations imposed upon SELLER or any Shareholder in this Agreement to be duly complied with, and cause all conditions precedent to such obligations to be satisfied prior to the Cut-Off Date;

          (b) obtain any and all consents, waivers, amendments, modifications, approvals, authorizations, notations and licenses necessary to the consummation of the transactions contemplated by this Agreement; and

          (c) immediately notify BUYER of the occurrence of any event or the failure of any event to occur that results in a breach of any representation or warranty made by SELLER or any Shareholder in this Agreement or a failure by SELLER or any Shareholder to comply or be able to comply with any covenant, condition or agreement of such Person contained in this Agreement.

     9.5 Delivery of Corporate Documents. At or prior to the Closing, SELLER
         -------------------------------
shall deliver to BUYER all keys to any improvements located on any of the Real Property of SELLER, all Documents and Other Papers related to the operation of the Business or the Assets of SELLER, including without limitation all files relating to the receivables and payables (whether current or past), original certificates of letter patent, trademarks and copyrights, and hard copies of any books or records or Documents and Other Papers or information and data relating to the operation of the Business or the Assets of SELLER stored on any electronic media, including computers.

     9.6 U.C.C. Search. Within thirty (30) days after the date hereof Uniform
         -------------
Commercial Code search reports (state and local, personal property and fixture) with respect to SELLER and any name under which SELLER is doing business, for all counties and states in which SELLER has any real or personal property or otherwise maintains a place of business or in which SELLER's Assets are located shall be provided to BUYER by SELLER.

     9.7 Bulk Transfer Law. The parties hereto each waives compliance by the
         -----------------
others with the provisions of the bulk transfer law of the State of Illinois and the provisions of any statute of any other state or jurisdiction regulating bulk sales or transfers which may be applicable to the sale of the Assets. SELLER agrees that it will, so far as is practicable, apply so much of the Purchase Price it receives under this Agreement as may be necessary to pay SELLER's Retained Liabilities which are then known to exist and to be due. SELLER hereby agrees to indemnify and hold BUYER and its members, officers, employees, agents, representatives, successors and assigns harmless from and against any and all losses, claims, damages, expenses and liabilities (including legal fees and expense) to which BUYER may become subject pursuant to the bulk transfer provisions of the Uniform Commercial Code of the State of Illinois or to any other such bulk transfer or sale statute with regard to the sale of the Assets contemplated by this Agreement.

     9.8 Officers' Certificates. Any and all representations, warranties and
         ----------------------
written statements made by any officer, director, shareholder, representative or agent of SELLER to BUYER at or prior to the Closing in connection with the transactions contemplated by this Agreement (including the certificates to be delivered pursuant to Section 10.3 hereof) shall be deemed to have been made by SELLER. Any and all representations, warranties and written statements made by any member, representative or agent of BUYER to SELLER at or prior to the Closing in connection with the transactions contemplated by this Agreement (including the certificate delivered pursuant to Section 11.3 hereof) shall be deemed to have been made by BUYER.

     9.9 Noncompetition Agreements. SELLER, each Shareholder, Eugene Garrison
         -------------------------
and Betty Garrison agree to and shall, at or prior to the Closing, enter into Noncompetition Agreements pursuant to Section 3.2.

     9.10 No Shop. SELLER and each Shareholder agree that, from the date hereof
          -------
and until the first to occur of the Closing or the termination of this Agreement in accordance with Article 15, neither SELLER, it officers and directors, nor any Shareholder will, and SELLER and each Shareholder will direct and use their best efforts to cause each of their respective representatives not to, initiate, solicit, encourage or respond to, directly or indirectly, any inquiries or the making or implementation of any proposal or offer (including any proposal or offer to the Shareholders) with respect to a merger, acquisition, consolidation or similar transaction involving, or any purchase of all or any significant portion of the assets or any equity securities of, SELLER (any such proposal or offer being an "Acquisition Proposal") or provide any Confidential Information respecting SELLER or BUYER or any affiliate of BUYER to, or engage in any activities or have any discussions or negotiations with, any person relating to an Acquisition Proposal or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal. SELLER and each Shareholder will: (a) immediately cease and cause to be terminated any existing activities, discussions or negotiations with any persons conducted heretofore with respect to any of the foregoing, and each will take the steps necessary to inform such persons of the obligations undertaken in this Section 9.10; and (b) notify BUYER immediately if any such inquiries or proposals are received by, any such information is requested from, or any such discussions or negotiations are sought to be initiated or continued with, SELLER or any Shareholder.

     9.11 Supplemental Information. SELLER and each Shareholder agree that, with
          ------------------------
respect to the representations and warranties of such party contained in this Agreement, such party will have the continuing obligation until the Closing to promptly provide BUYER with such additional supplemental information (collectively, the "Supplemental Information"), in the form of (a) amendments to then existing Schedules or (b) additional Schedules, as would be necessary, in light of the circumstances, conditions, events and states of fact then known to SELLER or any Shareholder, to make each of those representations and warranties true and correct as of the Closing. For purposes only of determining whether the conditions to the obligations of BUYER have been satisfied, the Schedules to this Agreement as of the Closing Date will be deemed to be the Schedules to this Agreement as of the date hereof as amended or supplemented by the Supplemental Information provided to BUYER prior to the Closing pursuant to this Section 9.11; provided, however, that if the Supplemental Information so provided discloses the existence of circumstances, conditions, events or states of facts which, in any combination thereof, (i) have had a Material Adverse Effect on SELLER or, (ii) in the sole judgment of BUYER are having or will have a Material Adverse Effect on SELLER, BUYER will be entitled to terminate this Agreement by notice to SELLER; and provided, further, that if BUYER is entitled to terminate this Agreement as provided in this Section 9.11, but elects not to do so, BUYER will be entitled to be indemnified for all Damages that are attributable to the circumstances, conditions, events and states of fact first disclosed in the Supplemental Information.

     9.12 Additional Financial Statements. SELLER agrees to furnish to BUYER as
           -------------------------------
soon as available and in any event within thirty (30) days after the end of each month prior to the Closing, an unaudited balance sheet of SELLER as of the end of such month and the related statements of income or operations, cash flows and shareholders' or other owners' equity for such month and for the period of SELLER's fiscal year ended with that month, in each case (i) setting forth in comparative form the figures for the corresponding portion of SELLER's previous fiscal year and (ii) prepared in accordance with GAAP (x) throughout the periods indicated (excepting footnotes) and (y) on the same basis as the financial statements referred to in Section 6.8 were prepared.

     9.13 HSR Act. If BUYER determines that filings pursuant to and under the
          -------
HSR Act are necessary or appropriate in connection with the consummation of the transactions contemplated by this Agreement and advises SELLER in writing of such determination, SELLER promptly will compile and file (or will cause its "ultimate parent entity" (as determined for purposes of the HSR Act) to file) under the HSR Act such information respecting it as the HSR Act requires of an Entity to be acquired.

     9.14 Leonard Petersohn Consulting Agreement. Leonard Petersohn and BUYER
          --------------------------------------
hereby agree to and shall, at or prior to the Closing, enter into a consulting agreement substantially in the form of Exhibit F attached hereto (the
                                       ---------
"Consulting Agreement").

     9.15 Employee Matters.
          ----------------

          (a) Schedule 9.15(a) sets forth a list of all salaried and hourly
              ----------------
employees employed by SELLER and such employees' current compensation. Not later than fifteen (15) days prior to the Closing Date, BUYER shall notify SELLER in writing of the identity of each employee of SELLER employed in SELLER's Business to whom BUYER intends to offer employment in a position and at a base salary substantially equivalent to such employee's present position and base salary. BUYER has no obligation to offer employment to any employee, but BUYER shall offer employment to any employee identified in a notice given as provided in the immediately preceding sentence. Except as set forth in the next sentence, BUYER shall have no liability for any salary or benefits accrued prior to the Closing Date. With respect to employees hired by BUYER in substantially equivalent positions at substantially equivalent salaries, BUYER agrees to afford to such employees their accrued but unused vacation time and sick pay as of the Closing Date and an amount equal to such accrued but unused vacation time and sick pay to which such employees will be entitled shall be deducted from the Purchase Price to the extent provided in Section 3.1(z) of this Agreement.

          (b) COBRA. SELLER shall be solely responsible for any obligations
              -----
under the Consolidated Omnibus Budget Reconciliation Act, as amended, and the Tax Reform Act of 1986, with respect to employees of SELLER (whether salary, hourly or otherwise) who are not employed by BUYER in a position and at a base salary substantially equivalent to such employee's present position and base salary.

          (c) Employment-Related Claims. SELLER assumes all liability, costs and
              -------------------------
expenses (including reasonable attorneys' fees) for all existing employment claims which have been filed by any employee or former employee of SELLER prior to the Closing Date relating to arbitrations, unfair labor practice charges, employment discrimination charges, lawsuits, any employment- related tort claim or other claims or charges of or by employees of SELLER or any thereof filed after the Closing Date but arising as a result of actions or events or series of actions or events all or a portion of which occurred prior to the Closing Date.
Schedule 9.15(c) sets forth a brief description
----------------
of all such claims which have been filed as of the date hereof. SELLER will promptly describe to BUYER in writing a brief description of any of such claims which may be filed after the date hereof but on or before the Closing Date.

     9.16 Country Enterprises Leases. The Shareholders agree to cause Country
      --------------------------
Enterprises to, and BUYER agrees to, at or prior to the Closing, enter into the leases as provided in Exhibit E. The Shareholders hereby represent and warrant
                      ---------
that the following are and at the time of the Closing will be the only partners of Country Enterprises: Leonard Petersohn, Arlene Petersohn, and the Garrison Revocable Living Trust. The Shareholders hereby further represent and warrant that they have the legal ability and power to cause Country Enterprises to enter into the leases as provided in Exhibit E.
                               ---------

     9.17 Amendment to LLC Agreement. BUYER and SELLER hereby agree to and
          --------------------------
shall, at or prior to the Closing, enter into an amendment to the limited liability company agreement of BUYER substantially in the form of Exhibit C
                                                                  ---------
attached hereto (the "Amendment to LLC Agreement"), and a put agreement in substantially the form of Exhibit G attached hereto (the "Put Agreement").
                          ---------

                 ARTICLE 10. CONDITIONS TO BUYER'S OBLIGATION TO
                 -----------------------------------------------
                           CONSUMMATE THE TRANSACTION
                           --------------------------

     Each and every obligation of BUYER to be performed at or before the Closing hereunder is subject, at BUYER's election, to the satisfaction on or prior to the Closing Date of the conditions set forth below. Notwithstanding the failure of any one or more of such conditions, BUYER may nevertheless proceed with Closing without satisfaction, in whole or in part, of any one or more of such conditions, but which action shall not prejudice BUYER's right to recover damages for any such failure.

     10.1 Compliance with Agreement. SELLER and each Shareholder shall have
          -------------------------
performed all of their respective obligations and agreements, and complied with all covenants, warranties and conditions contained in this Agreement which are required to be performed or complied with by such party on or prior to the Closing Date.

     10.2 Representations and Warranties. The representations and warranties of
          ------------------------------
SELLER and each Shareholder contained in this Agreement shall be true, complete and correct on and as of the Closing Date with the same force and effect as though such representations and warranties had been made or given on the Closing Date.

     10.3 Certificate. SELLER and each Shareholder shall have delivered to BUYER
          -----------
a certificate, dated the Closing Date, in the case of SELLER, signed by its duly authorized officers to the effect stated in Sections 10.1 and 10.2 hereof.

     10.4 Corporate Authorization. BUYER shall have received a copy of the
          -----------------------
resolutions of the directors and shareholders of SELLER, certified as of the Closing Date by the secretary or assistant secretary thereof, duly authorizing the execution, delivery and performance by SELLER of this Agreement and each other agreement and instrument contemplated hereby, together with an incumbency certificate as to the persons authorized to execute and deliver such documents and instruments on its behalf.

     10.5 Opinion of Counsel. BUYER shall have been furnished with the opinion
          ------------------
of Shaheen, Orr, Griffin & Staat, P.C., counsel to SELLER, dated the Closing Date and addressed to BUYER, substantially in the form set forth in Exhibit B
hereto.                                                             ---------

     10.6 Good Standing. SELLER shall have delivered to BUYER certificates
          -------------
issued by appropriate governmental authorities evidencing the good standing of SELLER as of a date or dates not more than five (5) days prior to the Closing Date as a corporation of the respective states in which it was organized or qualified to do business.

     10.7 Noncompetition and Employment Agreements.
          ----------------------------------------

          (a) SELLER, each Shareholder, Eugene Garrison and Betty Garrison shall have executed and delivered to BUYER a noncompetition agreement in the form attached hereto as Exhibit A as required by Section 9.9.
                   ---------

          (b) Gary Komosa and Robert Smith shall have executed and delivered to BUYER employment agreements in form and substance satisfactory to BUYER.

     10.8 Tax Certificates. SELLER shall have obtained and delivered to BUYER
          ----------------
letters or certificates from the appropriate Illinois state agencies indicating that all sales, use and employment taxes payable by SELLER on or prior to the Closing Date have been paid and that there is no lien for unpaid sales, use or employment taxes on the Assets.

     10.9 Receipt. SELLER and each Shareholder shall have duly executed and
          -------
delivered to BUYER an instrument acknowledging payment of the sums required to be paid on the Closing Date as specified in Section 4.3 above.

     10.10 Instruments of Transfer. SELLER shall have executed and delivered to
           -----------------------
BUYER such bills of sale, assignments (including specifically assignments of the leases identified on Schedules 2.1B and 2.1D hereof) and other instruments of
                     --------------     ----
transfer and conveyance (in form and substance reasonably satisfactory to counsel for BUYER) as shall be necessary or desirable to vest in BUYER all the right, title and interest in and to the Assets to be transferred, assigned, conveyed and delivered to BUYER by such Shareholder hereunder.

     10.11 No Litigation. No party hereto shall be a party to or be threatened
           -------------
with any litigation or administrative proceeding relating to any of such parties or any of their assets or properties or to this Agreement or the transactions contemplated hereby which in the judgment of BUYER, would affect the desirability of carrying out this Agreement.

     10.12 Landlord Consents.
           -----------------

          (a) BUYER shall have received consents, executed by the respective landlords of all Real Property leased or subleased by SELLER, to the effect that as of the Closing Date such leases are not in default and are valid and continuing agreements and have not been modified or amended. Each said consent shall also state that the landlord approves of the assignment of such lease as part of this Agreement.

          (b) With respect to any sublease by SELLER, BUYER shall have received the agreement of the fee owner and any landlord prior to SELLER that, notwithstanding any default by others it shall be entitled to possession of the leased premises so long as BUYER performs the obligations under the lease and that BUYER may cause any default on the part of prior tenants to be cured and in such event to offset against subsequently accruing rents the amounts so expended.

     10.13 Third Party Consents. BUYER shall have received the consents (or in
           --------------------
lieu thereof waivers) listed in Schedule 6.4 hereto. All filings with, and
                                ------------
approvals by, third parties required to be made or received by BUYER for the consummation of the transactions contemplated hereby shall have been made or obtained.

     10.14 No Adverse Event. The Business and the Assets shall not be adversely
           ----------------
affected or threatened to be affected in any way as a result of fire, explosion, hurricane, earthquake, disaster, accident or other casualty, shortage of any material supplies, changes in technology, strike or labor disturbance, obsolescence of product or service, any action or threatened action by the United States or any other governmental authority, flood, drought, embargo, riot, civil disturbance, uprising, activity of armed forces, act of God or public enemy.

     10.15 Proceedings Satisfactory. All proceedings, corporate or other, to be
           ------------------------
taken in connection with the transactions contemplated by this Agreement, and all documents incident thereto, shall be satisfactory in form and substance to BUYER.

     10.16 Use of Names. SELLER shall have changed its corporate name and
           ------------
adopted a name that does not include the following words or phrases, or any derivatives thereof: "Country Gas", "Country Gas Company", "Country Gas Company, Inc.", "Country Gas Co.", or " Budget Propane".

     10.17 Country Enterprises Leases. Country Enterprises shall have executed
           --------------------------
and delivered to BUYER the leases as provided in Exhibit E.
                                                 ---------

     10.18 Consulting Agreement. Leonard Petersohn shall have executed and
           --------------------
delivered to BUYER the Consulting Agreement substantially in the form of Exhibit F attached hereto, as required by Section 9.14 hereof.
---------

     10.19 Financing. BUYER has obtained a commitment letter (the "Commitment
           ---------
Letter") from Firstar Bank, N.A. (the "Bank") with respect to the financing of the purchase of the Assets as herein provided, a copy of which has been provided to SELLER. BUYER shall have entered into a definitive agreement with the Bank providing for such financing on substantially similar terms and conditions as are set forth in the Commitment Letter.

                ARTICLE 11. CONDITIONS TO OBLIGATIONS OF SELLER
                -----------------------------------------------
                 AND SHAREHOLDERS TO CONSUMMATE THE TRANSACTION
                 ----------------------------------------------

     Each and every obligation of SELLER and each Shareholder to be performed at or before the Closing hereunder is subject, at such party's election, to the satisfaction on or prior to the Closing Date of the conditions set forth below. Notwithstanding the failure of any one or more of such conditions, SELLER and the Shareholders may nevertheless proceed with the

Closing without satisfaction, in whole or in part, of any one or more of such conditions, but which action shall not prejudice right of SELLER or any Shareholder to recover damages for any such failure.

     11.1 Compliance With Agreement. BUYER shall have performed all of its
          -------------------------
obligations and agreements and complied with all covenants, warranties and conditions contained in this Agreement which are required to be performed or complied with by BUYER on or prior to the Closing Date.

     11.2 Representations and Warranties. The representations and warranties of
          ------------------------------
BUYER contained in this Agreement shall be true, complete and correct on and as of the Closing Date with the same force and effect as though such representations and warranties had been given on the Closing Date.

     11.3 Certificate. BUYER shall have delivered to SELLER and Shareholders a
          -----------
certificate dated the Closing Date and signed by one of its duly authorized persons to the effect stated in Sections 11.1 and 11.2 hereof.

     11.4 Amendment to LLC Agreement. BUYER shall have executed and delivered to
          --------------------------
SELLER the Amendment to LLC Agreement in substantially the form attached hereto as Exhibit C and the Put Agreement in substantially the form attached hereto as
   ---------
Exhibit G, as required by Section 9.17 hereof.
---------

     11.5 Opinion of Counsel. SELLER shall have been furnished with the opinion
          ------------------
of Stinson, Mag & Fizzell, P.C., counsel to BUYER, dated the Closing Date and addressed to SELLER, substantially in the form set forth in Exhibit D hereto.
                                                            ---------

     11.6 Noncompetition Agreements. BUYER shall have executed and delivered to
          -------------------------
SELLER, each Shareholder, Eugene Garrison and Betty Garrison a noncompetition agreement in the form attached hereto as Exhibit A, as required by Section 9.9.
                                         ---------

     11.7 Country Enterprises Leases. BUYER shall have executed and delivered to
          --------------------------
Country Enterprises the leases as provided in Exhibit E.
                                              ---------

                          ARTICLE 12. INDEMNIFICATION
                          ---------------------------

     12.1 SELLER's Indemnity.
          ------------------

          (a) Subject to the provisions of this Article 12, SELLER and the Shareholders, from and after the Closing Date jointly and severally agree to, indemnify and hold BUYER and its members, officers, agents, employees, representatives, successors and assigns, harmless from and against any and all damage, loss, cost, obligation, claims, demands, assessments, judgments or liability (whether based on contract, tort, product liability, strict liability or otherwise), including taxes, and all expenses (including interest, penalties and attorneys' and accountants' fees and disbursements) (collectively "Damages") incurred in litigation or otherwise, and any investigation relating thereto, by any of the above-named persons, directly or indirectly, resulting from or in connection with:

                    (i) Any misrepresentation, breach of warranty or failure to perform any covenant or agreement made or undertaken by SELLER or Shareholder in this Agreement or in any other agreement, certificate (including the certificate delivered by SELLER in accordance with Section
     10.3 hereof), schedule, exhibit or writing delivered to BUYER pursuant to this Agreement;

                    (ii)  The Retained Liabilities;

                    (iii) All debts, obligations, expenses and liabilities and costs incurred arising out of or in connection with any transaction or series of transactions, any facts or series of facts existing, or any events or series of events all or a portion of which occurred on or prior to the Closing Date; and

                    (iv) Any action, suit, proceeding or claim incident to any of the foregoing.

          (b) SELLER and each Shareholder hereby acknowledges and agrees that should SELLER make any claim or institute any actions, suits or proceedings with respect to the validity or applicability of this indemnification provision, each such party shall be responsible for all Damages incurred by BUYER in connection therewith.

     12.2 BUYER's Indemnity. BUYER, from and after the Closing Date, shall
          -----------------
indemnify and hold SELLER, its officers, agents, the Shareholders and their respective representatives, successors and assigns harmless from and against any Damages incurred by SELLER and/or Shareholder resulting from or in connection with:

          (a) Any misrepresentation, breach of warranty or failure to perform any covenant or agreement made or undertaken by BUYER in this Agreement or in any other agreement or certificates delivered by BUYER to SELLER or any Shareholder pursuant to this Agreement;

          (b) The Liabilities; and

          (c) Any action, suit, proceeding or claim incident to any of the foregoing.

     12.3 Special Hazardous Substances Indemnity. SELLER and each Shareholder
          --------------------------------------
hereby covenants and agrees to indemnify, protect and hold harmless BUYER and its members, officers, agents, employees, representatives, successors and assigns from and against any and all Damages (including without limitation reimbursement of clean-up costs) directly or indirectly arising from or as a result of (a) claims, actions or causes of action, including, without limitation, those involving toxic torts and those seeking reimbursement of clean-up costs, which arise out of the handling, treatment, storage, disposal or transportation or arranging therefor, by SELLER of any pollutant, contaminant or hazardous substance or toxic substance (including, without limitation, any constituent thereof) and which handling, treatment, storage, disposal or transportation or arrangement therefor occurred or began, in whole or in part, on or prior to the Closing Date, even though such claim, action or cause of action may be made or filed after the Closing Date, (b) SELLER, by contract, agreement or otherwise, prior to the Closing, arranging for disposal or treatment, or arranging with a transporter for transport for disposal or treatment of any hazardous substance at any facility owned or operated by another person or entity, (c) SELLER accepting, prior to the Closing, any hazardous substance for transport to disposal or treatment facilities or sites selected by SELLER, (d) any "release" (as defined in 42 U.S.C. (S)9601(22)) or threat of a "release," actual or alleged, of any "hazardous substances" (as defined in 42 U.S.C. (S)9601(14)) or oil upon, about or into the Real Property or respecting any products or materials prior to the Closing located upon, delivered to or in transit to or from the Real Property whether or not such release or threat of a release occurs as the result of the negligence or misconduct of SELLER or any third party or otherwise, or (e) any violation, actual or alleged, of or any other liability under or in connection with any law, statute, ordinance, rule or regulation of any governmental or quasi-governmental authority, specifically including without limitation the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Superfund Amendments and Reauthorization Act of 1986, or any other environmental protection, toxic waste, hazardous waste, oil, underground storage tank, health, safety or hazardous substance handling, treatment, storage, disposal or transportation, or arranging therefor, laws, statutes, ordinances, rules or regulations respecting any products or materials prior to the Closing located upon, delivered to, transported from or in transit to or from the Real Property whether or not such violation or alleged violation occurs as the result of the negligence of misconduct of SELLER or any third party or otherwise. Furthermore, in the event BUYER is required to clean up any Real Property as a result of contamination occurring prior to the Closing, SELLER and each Shareholder hereby agrees to conduct such environmental cleanup to the full extent required by any regulatory authorities having jurisdiction over the subject matter thereof.

     12.4 Procedure. All claims for indemnification by a party under this
          ---------
Article 12 (the party claiming indemnification and the party against whom such claims are asserted being hereinafter called the "Indemnified Party" and the "Indemnifying Party," respectively) shall be asserted and resolved as follows:

(a) In the event that any claim or demand for which an Indemnifying Party would be liable to an Indemnified Party hereunder is asserted against or sought to be collected from such Indemnified Party by a third party, such Indemnified Party shall with reasonable promptness give notice (the "Claim Notice") to the Indemnifying Party of such claim or demand, specifying the nature of and specific basis for such claim or demand and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of such claim and demand). The Indemnifying Party shall not be obligated to indemnify the Indemnified Party under this Agreement with respect to any such claim or demand if the Indemnified Party fails to notify the Indemnifying Party thereof in accordance with the provisions of this Agreement, and, as a result of such failure, the Indemnifying Party's ability to defend against the claim or demand is materially prejudiced. The Indemnifying Party shall have ten (10) days from the delivery or mailing of the Claim Notice (the "Notice Period") to notify the Indemnified Party (i) whether or not it disputes the liability of the Indemnifying Party to the Indemnified Party hereunder with respect to such claim or demand, and (ii) whether or not it desires, at the cost and expense of the Indemnifying Party, to defend the Indemnified Party against such claim or demand; provided, however, that any Indemnified Party is hereby authorized, but is not obligated, prior to and during the Notice Period, to file any motion, answer or other pleading that it shall deem necessary or appropriate to protect its interests or those of the Indemnifying Party. If the Indemnifying Party notifies the Indemnified Party within the Notice Period that it desires to defend the Indemnified Party against such claim or demand, the Indemnifying Party shall, subject to the last sentence of this paragraph, have the right to control the defense against the claim by all appropriate proceedings and any settlement negotiations, provided that to the satisfaction of the Indemnified Party, the Indemnifying Party shall secure the Indemnified Party against such contested claims by posting a bond or otherwise. If the Indemnified Party desires to participate in, but not control, any such defense or settlement, it may do so at its sole cost and expense. If the Indemnifying Party fails to respond to the Indemnified Party within the Notice Period, elects not to defend the Indemnified Party, or after electing to defend fails to commence or reasonably pursue such defense, then the Indemnified Party shall have the right, but not the obligation, to undertake or continue the defense of, and to compromise or settle (exercising reasonable business judgment), the claim or other matter all on behalf, for the account and at the risk of the Indemnifying Party. Notwithstanding the foregoing, if the basis of the proceeding relates to a condition of operations which existed or were conducted both prior to and after the Closing Date or if the Indemnified Party would be otherwise adversely affected as a result of any adverse decision of such proceeding, each party shall have the same right to participate at its own expense and at its own risk in the proceeding without either party having the right of control.

          (b) If requested by the Indemnifying Party, the Indemnified Party agrees, at the Indemnifying Party's expense, to cooperate with the Indemnifying Party and its counsel in contesting any claim or demand which the Indemnifying Party elects to contest, or, if appropriate and related to the claim in question, in making any counterclaim against the person asserting the third party claim or demand, or any cross-complaint against any person. No claim as to which indemnification is sought under this Agreement may be settled without the consent of the Indemnifying Party.

          (c) If any Indemnified Party should have a claim against the Indemnifying Party hereunder which does not involve a claim or demand being asserted against or sought to be collected from it by a third party, the Indemnified Party shall send a Claim Notice with respect to such claim to the Indemnifying Party. If the Indemnifying Party disputes such claim, such dispute shall be resolved by litigation in an appropriate court of competent jurisdiction.

        12.5  Costs.  If any legal action or other proceeding is brought for the
              -----
enforcement or interpretation of any of the rights or provisions of this Agreement (including the indemnification provision), or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and all other costs and expenses incurred in that action or proceeding, in addition to any other relief to which it may be entitled.

     12.6 Time Limitation. Except for claims for indemnification made pursuant
          ---------------
to Section 6.14 or Section 12.3 above, all claims for indemnification pursuant to this Article 12 shall be barred if Claim Notice therefor has not been made within three (3) years after the Closing Date.

     12.7 Dollar Threshold. No claim for indemnification pursuant to this
          ----------------
Article 12 shall be made unless and until the aggregate amount of all Damages of the claimant exceeds $10,000.00.

     12.8 Dollar Limit. The indemnity obligations of SELLER and the Shareholders
          ------------
pursuant to this Article 12 shall be limited to Nine Million Dollars ($9,000,000) in the aggregate.

     12.9 Exclusive Remedy. The remedy of indemnification set forth in this
          ----------------
Article 12 shall be the exclusive remedy of the parties after the Closing Date for any breach of this Agreement.

       ARTICLE 13. SURVIVAL OF COVENANTS, AGREEMENTS, REPRESENTATIONS AND
       ------------------------------------------------------------------
                          WARRANTIES; RIGHT OF OFFSET
                          ---------------------------

     13.1 Survival. All representations, warranties, covenants and agreements
          --------
made by the parties each to the other in this Agreement or pursuant hereto in any certificate, instrument or document shall survive the consummation of the transactions contemplated by this Agreement, and may be fully and completely relied upon by BUYER and by SELLER and the Shareholders, as the case may be, notwithstanding any investigation heretofore or hereafter made by such party or on behalf of any of them, and shall not be deemed merged into any instruments or agreements delivered at Closing.

     13.2 Right of Offset. SELLER has made certain representations and
          ---------------
warranties to BUYER in this Agreement and the Schedules and Exhibits attached hereto in connection with BUYER's acquisition of the Assets of SELLER. As a result of such representations, warranties and agreements, there exists the possibility that SELLER will be liable to BUYER and/or be required to indemnify BUYER in accordance with this Agreement. Any obligation of BUYER to SELLER, or to any Shareholder is subject to any such liability or indemnification, and BUYER may, at its election, offset against any payment required by BUYER pursuant to this Agreement or the Schedules and Exhibits attached hereto an amount equal to or less than the amount that such party may be liable to BUYER or may be required to pay BUYER pursuant to such indemnification.

                              ARTICLE 14. EXPENSES
                              --------------------

     Except as otherwise set forth herein, each party agrees to pay, without right of reimbursement from any other, the costs incurred by such party incident to the preparation and execution of this Agreement and performance of their respective obligations hereunder, whether or not the transactions contemplated by this Agreement shall be consummated, including, without limitation, the fees and disbursements of legal counsel, accountants and consultants employed by the respective parties in connection with the transactions contemplated by this Agreement.

                            ARTICLE 15. TERMINATION
                            -----------------------

     15.1 Termination. This Agreement may be terminated at any time prior to the
          -----------
Closing:

          (a) By agreement of all of the parties hereto;

          (b) By either BUYER or SELLER if the Closing has not taken place on or before May 31, 2000 (the "Cut-Off Date"); provided that the right to terminate this Agreement under this Section 15.1(b) hereof shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or results in, the failure of the Closing to occur within such period;

          (c) By BUYER pursuant to Section 9.11 hereof;

          (d) By BUYER or SELLER, as the case may be, (i) if any of the conditions precedent to the performance of the obligations of the party giving notice of termination shall not have been fulfilled and cannot be fulfilled on or prior to the Closing and shall not have been waived in writing by such party, or (ii) if a default shall be made by the other party in observance or in the due and timely performance of any of the covenants and agreements herein contained that cannot be cured on or prior to the Closing and shall not have been waived in writing by such party; or (iii) if there exists an inaccuracy, failure or breach of a warranty or representation set forth herein or in any other agreement or instrument executed pursuant hereto which has not been waived in writing by the party for whose benefit such warranty or representation was made or given; and

          (e) At the option of BUYER or SELLER, if any action or proceeding shall have been instituted and remain pending before a court or other governmental body by any federal, state or local government or agency thereof to restrain or prohibit the consummation of the transactions contemplated by this Agreement, or if any federal, state or local government or agency thereof shall have threatened to institute any proceeding before a court or other governmental body to restrain the consummation of such transactions or to force divestiture, provided that neither party shall have the option to terminate this Agreement as provided herein after any such action or notice by any federal, state or local government or governmental agency or other person shall be withdrawn or settled.

     15.2 No Liability. Except in the event of a termination of this Agreement
          ------------
pursuant to Section 15.1(d) hereof, there shall be no liability on the parties hereto or any of their respective members, managers, officers, directors, shareholders or Affiliates as a result thereof under this Agreement. A termination under Section 15.1(d) hereof shall not prejudice any claim for damages which any party may have hereunder or in law or in equity as a consequence of any matter giving rise to a termination of the Agreement under
Section 15.1(d) hereof. BUYER shall have the right to specific performance if the Agreement is not otherwise terminated in accordance with the terms hereof.

     15.3 Notice. BUYER may exercise its right of termination of this Agreement
          ------
only by delivering written notice to that effect to SELLER, provided that such notice is received by SELLER prior to the Closing. SELLER may exercise its right of termination of this Agreement only by delivering written notice to that effect to BUYER, provided that such notice is received by BUYER prior to the Closing.

                           ARTICLE 16. MISCELLANEOUS
                           -------------------------

     16.1 Notices. Any notice, request, consent or communication under this
          -------
Agreement shall be effective only if it is in writing and personally delivered or sent by certified mail, return receipt requested, postage prepaid, by a nationally recognized overnight delivery service, with delivery confirmed, addressed as follows:


          If to SELLER , the Shareholders or the Garrisons:
          ------------------------------------------------

          Name:                              With Copy To:
          -----                              -------------
          Country Gas Co.                    Shaheen, Orr, Griffin & Staat, P.C.
          4010 Highway 14                    20 North Wacker Drive, Suite 2900
          Crystal Lake, Illinois 60014       Chicago, Illinois  60606-3192
          Attn: Leonard Petersohn            Attn:  Lawrence G. Staat

          If to BUYER:
          -----------

          Name:                              With Copy To:
          ----                               ------------
          Inergy Partners, LLC               Stinson, Mag & Fizzell, P.C.
          1101 Walnut, Suite 1500            1201 Walnut, Suite 2800
          Kansas City, Missouri 64106        Kansas City, Missouri 64106
          Attn:  John J. Sherman             Attn: Paul E. McLaughlin

or such other persons and/or addresses as shall be furnished in writing by any party to the other party, and shall be deemed to have been given only upon its delivery in accordance with this Section 16.1.

     16.2  Parties in Interest and Assignment.
           ----------------------------------

          (a) This Agreement is binding upon and is for the benefit of the parties hereto and their respective successors and assigns. Except as expressly provided herein, nothing in this Agreement, express or implied, is intended to confer on any person other than the parties hereto or their respective successors and assigns any rights, remedies or obligations or liabilities under or by reason of this Agreement.

          (b) Except as provided in Section 16.2(c) hereof, neither this Agreement nor any of the rights or duties of any party hereto may be transferred or assigned to any person except by a written agreement executed by all of the parties hereto.

          (c) Notwithstanding the above, BUYER may transfer and assign all or any portion of its rights under this Agreement for purposes of or in connection with the IPO.


     16.3 Modification. This Agreement may not be amended or modified except by
          ------------
a writing signed by an authorized representative of the party against whom enforcement of the change is sought. No waiver of the performance or breach of, or default under, any condition or obligation hereof shall be deemed to be a waiver of any other performance, or breach of, or default under the same or any other condition or obligation of this Agreement.

     16.4 Waiver. Each party hereto may, by written notice to the other party
          ------
hereto: (a) extend the time for the performance of any of the obligations or other actions of such other party under this Agreement; (b) waive any inaccuracies in the representations or warranties of such other party contained in this Agreement or in any document delivered pursuant to this Agreement; (c) waive compliance by such other party with any of the conditions or covenants of the other contained in this Agreement; or (d) waive or modify performance of any of the obligations of such other party under this Agreement. Except as provided in the preceding sentence, no action taken by or on behalf of any party, including without limitation any investigation by or on behalf of such party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement.

     16.5 Entire Agreement. This Agreement embodies the entire agreement between
          ----------------
the parties hereto and there are no agreements, representations or warranties between the parties other than those set forth or provided herein. All Exhibits and Schedules called for by this Agreement and delivered to the parties shall be considered a part hereof with the same force and effect as if the same had been specifically set forth in this Agreement.

     16.6  Execution in Multiple Originals.  This Agreement may be executed in
           -------------------------------
multiple originals, each of which shall be deemed an original but all of which together shall constitute but one and the same instrument.

     16.7  Headings.  The headings contained in this Agreement are for reference
           --------
purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     16.8  Invalid Provisions.  If any provision of this Agreement is held to be
           ------------------
illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable; (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof; and (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

     16.9  Governing Law.  This Agreement shall be governed by and construed,
           -------------
interpreted and enforced in accordance with the laws of the State of Delaware applicable to agreements made and to be performed entirely within such State, including all matters of enforcement, validity and performance.

     16.10 Gender. Masculine pronouns used in this Agreement shall be construed
           ------
to include feminine and neuter pronouns, and words in the singular shall include the plural, unless the context otherwise requires.

     16.11  Exhibits and Schedules.  All of the Exhibits and Schedules attached
            ----------------------
hereto are incorporated herein and made a part of this Agreement by this reference thereto.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Asset Purchase Agreement on the date first above written.

                                             COUNTRY GAS CO.
/s/ LEONARD PETERSOHN
---------------------------------            By: /s/ Leonard Petersohn
LEONARD PETERSOHN                              -----------------------------
                                                 Name: Leonard Petersohn
                                                 Title: President

                                                                     "SELLER"
/s/ ARLENE PETERSOHN
--------------------------------
ARLENE PETERSOHN


/s/ Eugene N. Garrison
--------------------------------
Eugene N. Garrison, as Trustee of the
EUGENE N. GARRISON REVOCABLE TRUST,
u/t/d September 9, 1999


/s/ Betty J. Garrison
--------------------------------
Betty J. Garrison, as Trustee of the
BETTY J. GARRISON REVOCABLE TRUST,
u/t/d September 9, 1999


                    "Shareholders"


/s/ EUGENE N. GARRISON
--------------------------------
EUGENE N. GARRISON


/s/ BETTY J. GARRISON
--------------------------------
BETTY J. GARRISON

                                             INERGY PARTNERS, LLC

                                             By: /s/ John J. Sherman
                                                -----------------------------
                                                  Name: John J. Sherman
                                                  Title:   President

                                                            "BUYER"